UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation of the registrant)	54-1194634 (I.R.S. Employer Identification No.)
111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant’s telephone number, including area code)
US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation of the registrant)	53-0218143 (I.R.S. Employer Identification No.)
111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant’s telephone number, including area code)
America West Airlines, Inc.
(Commission file number: 0-12337)
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation of the registrant)	86-0418245 (I.R.S. Employer Identification No.)
4000 East Sky Harbor Blvd., Phoenix, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 28, 2006, US Airways Group, Inc., (the “Company”) announced the election of Matthew J. Hart to the Board of Directors of the Company, US Airways, Inc., America West Holdings Corporation and America West Airlines, Inc. (the “Board”) effective immediately. Mr. Hart is currently the President and Chief Operating Officer of Hilton Hotels Corporation, based in Beverly Hills, CA. Mr. Hart previously served on the Board of Directors of America West Holdings Corporation and America West Airlines, Inc. from May 2004 until the Company’s merger with America West Holdings Corporation in September 2005.
     Mr. Hart will serve as a Class I Director and will stand for re-election in 2009. Mr. Hart has been appointed by the Board to serve on the Audit Committee.
     A copy of the Company’s press release announcing Mr. Hart’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated June 28, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc. (REGISTRANT)
Date: June 28, 2006	By:	/s/ James E. Walsh III
James E. Walsh III
Senior Vice President and General Counsel

US Airways, Inc. (REGISTRANT)
Date: June 28, 2006	By:	/s/ James E. Walsh III
James E. Walsh III
Senior Vice President and General Counsel

America West Airlines, Inc. (REGISTRANT)
Date: June 28, 2006	By:	/s/ James E. Walsh III
James E. Walsh III
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated June 28, 2006.